Exhibit 10.2

EXECUTION VERSION

AMENDEDMENT

TO

STANDBY EQUITY PURCHASE AGREEMENT

THIS AMENDMENT AGREEMENT dated as of June 3, 2022 (the “Amendment”) is made by and between YA II PN, LTD., a Cayman Islands exempt limited partnership (the “Investor”), and KULR TECHNOLOGY GROUP, INC., a company incorporated under the laws of the State of Delaware (the “Company”).

WHEREAS, the parties entered into a Standby Equity Purchase Agreement dated May 13, 2022 (the “Agreement”) pursuant to which, the Company shall have the right to issue and sell to the Investor, from time to time as provided herein, and the Investor shall purchase from the Company, up to $50 million of the Company’s shares of common stock, par value $0.0001 per share (the “Common Shares”); and

WHEREAS, the parties wish to amend the Agreement as set forth below.

NOW, THEREFORE, the parties hereto agree as follows:

1.	Amendment of Section 3.14.

Section 1.14 of the Agreement is deleted in its entirety and the following language shall replace Section 3.14 of the Agreement:

Section 1.14 “Commitment Amount” shall mean $50,000,000 of Common Shares, provided that, the Company shall not affect any sales under this Agreement and the Investor shall not have the obligation to purchase Common Shares under this Agreement to the extent (but only to the extent) that after giving effect to such purchase and sale the aggregate number of Common Shares issued under this Agreement would exceed 19.9% of the outstanding Common Shares as of the date of this Agreement (the number of shares which may be issued without violating such rules and regulations is 21,297,484 and shall be referred to as the “Exchange Cap”), provided further that, the Exchange Cap will not apply if (a) the Company’s stockholders have approved issuances in excess of the Exchange Cap in accordance with the rules of the Principal Market or (b) the Purchase Price of Common Shares, with respect to an Advance, equals or exceeds a per share price equal to the greater of (i) book value of Common Shares immediately preceding the delivery of the Advance Notice or (ii) or the market value of the Common Shares (as reflected on Bloomberg, LP) immediately preceding the delivery of the Advance Notice (in either case in compliance with the NYSE American rules and shall be referred to herein as the “Minimum Exchange Price”) (the Exchange Cap and the Minimum Exchange Price being collectively referred to as the “Principal Market Limitation”). The Exchange Cap shall be appropriately adjusted for any stock dividend, stock split, reverse stock split or similar transaction.

2.	Amendment of Exhibit A attached to the Agreement.

Exhibit A attached to the Agreement is deleted in its entirety and replaced with the following Exhibit A attached hereto.

3.	Amendment Exhibit B attached to the Agreement.

Exhibit B attached to the Agreement is deleted in its entirety and replaced with the following Exhibit A attached hereto.

4.	Miscellaneous.

A.	Except as provided hereinabove, all of the terms and conditions contained in the Agreement shall remain unchanged and in full force and effect.

B.	This Amendment is made pursuant to and in accordance with the terms and conditions of the Agreement.

C.	All capitalized but not defined terms used herein shall have those meanings ascribed to them in the Agreement.

D.	All provisions in the Agreement and any amendments, schedules or exhibits other than the ones attached hereto in conflict with this Amendment shall be and hereby are changed to conform to this Amendment.

[REMAINDER OF THE PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Standby Equity Purchase Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

COMPANY:
KULR Technology Group, Inc.

By:	/s/ Michael Mo
Name: Michael Mo
Title: CEO and Chairman

INVESTOR:
YA II PN, Ltd.

By:	Yorkville Advisors Global, LP
Its:	Investment Manager

	By:	Yorkville Advisors Global II, LLC
	Its:	General Partner

	By:	/s/ David Gonzalez
	Name:	David Gonzalez
	Title:	General Counsel

EXHIBIT A
ADVANCE NOTICE

KULR TECHNOLOGY GROUP, INC.

Dated: ______________                                                 Advance Notice Number: ____

The undersigned, _______________________, hereby certifies, with respect to the sale of Common Shares of KULR TECHNOLOGY GROUP, INC. (the “Company”) issuable in connection with this Advance Notice, delivered pursuant to that certain Standby Equity Purchase Agreement, dated as of May 13, 2022 and amended June 3, 2022 (the “Agreement”), as follows:

1.       The undersigned is the duly elected ______________ of the Company.

2.       There are no fundamental changes to the information set forth in the Registration Statement which would require the Company to file a post-effective amendment to the Registration Statement.

3.      The Company has performed in all material respects all covenants and agreements to be performed by the Company contained in this Agreement on or prior to the Advance Notice Date. All conditions to the delivery of this Advance Notice are satisfied as of the date hereof.

4.       The amount of the Advance the Company is requesting is _____________________.

5.       The Minimum Acceptable Price with respect to this Advance Notice is _________ (if left blank then no Minimum Acceptable Price will be applicable to this Advance).

6.       The number of Common Shares of the Company outstanding as of the date hereof is ___________.

7.       The book value of the Company’s Common Stock is ________________.

8.       The NYSE American Price of the Common Shares (as reflected on Bloomberg, LP) is __________.

9.       The Minimum Exchange Price with respect to this Advance Notice is _________.

10.      The Exchange Cap is ___________ Common Shares.

The undersigned has executed this Advance Notice as of the date first set forth above.

KULR TECHNOLOGY GROUP, INC.

By:
Name:
Title:

Please deliver this Advance Notice by email to:

Email: Trading@yorkvilleadvisors.com

Attention: Trading Department and Compliance Officer

Confirmation Telephone Number: (201) 985-8300.

EXHIBIT B

FORM OF SETTLEMENT DOCUMENT

VIA EMAIL

KULR TECHNOLOGY GROUP, INC.

Attn:

Email:

Below please find the settlement information with respect to the Advance Notice Date of:
1.	Advance requested in the Advance Notice
2.	The Minimum Exchange Price for this Advance
3.	Minimum Acceptable Price for this Advance (if any)
4.	Number of Excluded Days (if any)
5.	Adjusted Advance Amount (after taking into account any adjustments pursuant to Section 2.01):
6.	Market Price
7.	Purchase Price (Market Price x 98%) per share
8.	Number of Shares due to Investor
If there were any Excluded Days then add the following (see Section 2.01(d))
9.	Number of Additional Shares to be issued to Investor
10.	Additional amount to be paid to the Company by the Investor (Additional Shares in number 9 x Minimum Acceptable Price)
11.	Total Amount to be paid to Company (Purchase Price in number 7 + Additional amount in number 9):
12.	Total Shares to be issued to Investor (Shares due to Investor in number 8 + Additional Shares in number 9):
Total Shares to be issued to Investor (Shares due to Investor in number 8 + Additional Shares in number 9):

Please issue the number of Shares due to the Investor to the account of the Investor as follows:

Investor’s DTC participant #:

ACCOUNT NAME:

ACCOUNT NUMBER:

ADDRESS:

CITY:

COUNTRY:

Contact person:

Number and/or email:

Sincerely,

YA II PN, LTD.

Agreed and approved By KULR TECHNOLOGY GROUP, INC.:

Name:
Title: